Exhibit 2.9

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
This Second Amendment to Asset Purchase Agreement (the “Second Amendment”) is made and entered into this 16th day of November, 2007, by and among Penny Petroleum Corporation, an Oklahoma corporation, located at 111 South Main Street, Eufaula, Oklahoma (the “Seller”), Gary Moores, (“Moores” or the “Shareholder”), and Rio Vista Penny LLC, an Oklahoma limited liability company, located at 2121 Rosecrans Ave, Suite 3355, El Segundo, CA 90245 (the “Buyer”) and Rio Vista Energy Partners L.P., a Delaware limited partnership, located at 2121 Rosecrans Ave, Suite 3355, El Segundo, CA 90245 (“Rio Vista”).
RECITALS
A. Buyer, Rio Vista, Seller, and Shareholder have executed that certain Asset Purchase Agreement (the “Agreement”) dated effective October 1, 2007, by and among Buyer, Rio Vista, Seller, and Shareholder, which provides for the sale of certain assets of Seller to Buyer.
B. Additionally, Buyer, Rio Vista, Seller, and Shareholder have executed that certain Amendment to Asset Purchase Agreement dated October 25, 2007 by and among Penny Petroleum Corporation, an Oklahoma corporation, located at 111 South Main Street, Eufaula, Oklahoma (the “Seller”), Gary Moores, (“Moores” or the “Shareholder”), and Rio Vista Penny LLC, an Oklahoma limited liability company, located at 2121 Rosecrans Ave, Suite 3355, El Segundo, CA 90245 (the “Buyer”) and Rio Vista Energy Partners L.P., a Delaware limited partnership, located at 2121 Rosecrans Ave, Suite 3355, El Segundo, CA 90245 (“Rio Vista”) (the “First Amendment”).
C . The Agreement provides that Schedules 4.11, 4.12, 4.17 and 4.19 are attached thereto, but, inadvertently, such Schedules were not attached. The First Amendment provides that Exhibit A is attached thereto, but inadvertently, such Exhibit was not attached.
D. Paragraph 2 of the First Amendment provides as follows:
Notwithstanding anything herein to the contrary, at Closing of the Agreement, Buyer may elect to forego the above-described amendment to Section 1.2 of the Agreement and to receive all of Seller’s right, title and interest in and to any and all shares of the capital stock (the “GMO Stock”) of G M Oil Properties, Inc., an Oklahoma corporation (“GMO”), being approximately ten percent (10%) of the shares of the capital stock of GMO, consistent with the original Section 1.2(g) of the Agreement. Should Buyer so elect, Buyer shall give Seller written notice of such election at least two (2) days prior to Closing.
E. Paragraph 1(c) of the First Amendment provides as follows:
(c) Paragraph 2.1 of the Agreement is deleted in its entirety and the following is substituted therefor:
2.1 Purchase Price. The purchase price (the “Purchase Price”) payable by Buyer for the Assets shall be $7,400,000, payable by Buyer at Closing as follows:

(a) Buyer will pay Seller $6,400,000 in cash or other immediately available funds;
(b) Buyer will execute and deliver to Seller a Promissory Note in the principal sum of $500,000 in substantially the same form as set forth in Exhibit A (the “Note”), bearing interest at the rate of seven percent (7.0%) per annum. The then outstanding principal amount, together with accrued and unpaid interest thereon, shall become due and payable six (6) months from the date of the Note (the “Maturity Date”). Beginning three (3) months after the date of the Note, through and including the Maturity Date, at the option of Seller in its sole discretion, all or any portion of the then outstanding principal amount of the Note, together with accrued and unpaid interest thereon, may be converted (the “Conversion Option”) into a number of common units of Rio Vista equal to the amount of the then outstanding principal and interest amount to be converted divided by the Conversion Price, as hereinafter defined. The Conversion Option may be exercised on only one (1) occasion and shall expire at 5:00 p.m. Central time on the Maturity Date if not previously exercised. For purposes of this Agreement, “Conversion Price” shall mean ninety percent (90%) of the average closing price of the common units of Rio Vista as reported by the NASDAQ Stock Market for the ten (10) trading day period consisting of the five (5) consecutive trading days ending on and including the date of exercise of the Conversion Option and the five (5) consecutive trading days immediately following the date of exercise of the Conversion Option.
(c) Buyer will deliver to the Seller forty-five thousand nine hundred nine-eighty (45,998) common units of Rio Vista (the “Purchase Price Units”). Rio Vista will utilize its best efforts to register said units in accordance with Section 11.6 of this Agreement. Part or all of the Purchase Price Units shall be used by Seller to pay in full that certain promissory note payable by Seller to Moores which is the MV Pipeline Company debt owed to Moores.
F. Paragraph 4.23 of the Agreement provides as follows:
4.23 Capital Structure of MV.
(a) The authorized capital stock of MV consists of 50,000 shares of MV Stock, par value $.001 per share.
(b) There are issued and outstanding 50,000 shares of MV Stock. No shares of MV Stock are held by MV as treasury stock.

(c) Approximately 66.66% of the outstanding shares of MV Stock are owned by Seller. Except as set forth in (b) above there are outstanding (i) no shares of capital stock or other voting securities of MV, (ii) no securities of MV or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of MV, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Seller is a party or by which it is bound obligating Seller or MV to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of MV (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of MV) or obligating Seller or MV to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.
(d) All outstanding shares of MV capital stock are validly issued, fully paid and nonassessable and not subject to any preemptive right.
(e) There is no stockholder agreement, voting trust or other agreement or understanding to which Seller or Shareholder is a party or by which it is bound relating to the voting or transfer of any shares of the capital stock of MV.
G. Paragraph 9.1 of the Agreement provides as follows:
9.1 Termination. This Agreement may be terminated in accordance with the following provisions:
(a) by Seller if the conditions set forth in Section 8.1 are not satisfied through no fault of Seller or are waived by Seller as of the Closing Date;
(b) by Buyer if the conditions set forth in Section 8.2 are not satisfied through no fault of Buyer or are waived by Buyer as of the Closing Date or if Buyer determines for any reason that it is unfeasible to proceed with the transactions contemplated by this Agreement; or
(c) by Seller or Buyer if, through no fault of the other party, the Closing does not occur on or before one of the dates specified in Section 10.1.
In the event of the termination of this Agreement pursuant to this Section 9.1, this Agreement shall become void, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from such party’s breach of this Agreement and except for the forfeiture of the Deposit(s) as provided in Section 10.1.

H. Paragraph 11.1(b) of the Agreement provides as follows:
(b) Buyer Adjustments. The Final Settlement Statement shall incorporate the following adjustments in favor of Buyer:
(i) All proceeds received by Seller (net of applicable Taxes and royalties) after the Effective Time which are attributable, in accordance with GAAP, to production from the Assets during the period from and after the Effective Time; and
(ii) All capital costs, expenses, and any Taxes attributable to the Assets for periods from and after the Effective Date until closing.
I. Paragraph 11.6 of the Agreement (as inserted by the First Amendment) provides as follows:
11.6 Securities Law Compliance; Registration of Purchase Price Units.
(a) Knowledge Respecting Buyer. Seller represents and acknowledges that (a) it is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Buyer which it deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Purchase Price Units and (b) it has accessed copies of all Forms 10-K, 10-Q and 8-K, and all proxy statements, filed by Buyer and available at www.sec.gov. Without limiting the foregoing, Seller understands and acknowledges that neither Buyer nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Buyer or the future conduct of Buyer’s business or of Company’s business, and Seller has not relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Buyer.
(b) Status of Units to be Issued. Seller agrees, acknowledges and confirms that he or she has been advised and understands as follows:
(i) Seller is acquiring the Purchase Price Units to be issued to it for its own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for Seller (which opinion shall be satisfactory in form and substance to Rio Vista), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities or “blue sky” laws. Seller acknowledges the Purchase Price Units are “restricted securities” within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(ii) There shall be endorsed on the certificates evidencing the Purchase Price Units delivered at Closing a legend substantially similar to the following:
THE UNITS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”‘) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE “RESTRICTED SECURITIES” AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT. THE UNITS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE UNITS UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE UNITS, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS.
(iii) Except under certain limited circumstances, the above restrictions on the transfer of the Purchase Price Units will also apply to any and all Common Units or other securities issued or otherwise acquired with respect to such units, including, without limitation, securities issued or acquired as a result of any dividend, split or exchange or any distribution of securities pursuant to any corporate reorganization, reclassification or similar event.
(iv) Rio Vista and its transfer agent may refuse to effect a transfer of any of the Purchase Price Units by the Seller or any of their successors, personal representatives or assigns otherwise than as contemplated hereby in this Agreement.
(c) Registration of Purchase Price Units. Rio Vista will use commercially reasonable efforts to file at its own expense with the Securities and Exchange Commission (“SEC”), within ninety (90) days following the Closing, a registration statement on Form S-3 or, if Form S-3 is unavailable, on any other appropriate form (the “Registration Statement”) with respect to the resale of the Purchase Price Units and any Additional Units (as defined below) and to have the Registration Statement declared effective as soon as practicable thereafter. Rio Vista will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until two (2) years following the Closing or until the resale of all Purchase Price Units (and any Additional Units) pursuant to the Registration Statement, whichever first occurs. Seller (or its designee for the Purchase Price Units as identified in Schedule 1) shall also have piggy back rights to participate on a para parsu basis in any additional S-3 filing Rio Vista pursues post-closing until all Purchase Price Units are registered.

(i) Amendments. Rio Vista shall also at its own expense: (i) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act; (ii) promptly furnish to the holders of Purchase Price Units (and any Additional Units) such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the Purchase Price Units (and any Additional Units) covered by the Registration Statement; and (iii) use reasonable efforts to register and qualify the Purchase Price Units (and any Additional Units) under the securities laws of such states as the holders of Purchase Price Units (and any Additional Units) may reasonably request; provided, however, that Rio Vista shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.
(ii) Indemnification. Rio Vista and the holders of the Purchase Price Units (and any Additional Units) agree to indemnify each other, to the extent permitted by law, against all damages suffered by the other as a result of (i) any untrue or alleged untrue statement of material fact made by the party and contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto); or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d) Cooperation by Seller. The Seller will cooperate with Rio Vista as reasonably requested by Rio Vista in connection with the preparation and filing of any Registration Statement. Each of the Seller will furnish to Rio Vista such information regarding itself, the common units held by it, and the intended method of disposition of such common units as shall be reasonably required to cause the effectiveness of the Registration Statement and will execute and deliver such documents in connection with the Registration Statement as Rio Vista may reasonably request. Each of the Seller will, upon receipt of notice from Rio Vista of any event requiring suspension of the use of the prospectus included as part of the Registration Statement, immediately discontinue disposition of common units pursuant to the Registration Statement until Seller’s receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required. Each of the Seller covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act of 1933 as applicable to it or comply with the provisions of an exemption from such prospectus delivery requirements in connection with sales of common units pursuant to the Registration Statement.

J. Paragraph 12.2 of the Agreement provides as follows:
12.2 Assumption of Contracts. The sale of the Assets is and will be made subject to the Contracts to which the Assets are presently subject. Buyer shall assume and be responsible for all obligations accruing under the Contracts after the Effective Time.
K. Paragraph 12.5 of the Agreement provides as follows:
12.5 Seller’s Limited Indemnity. SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS OF THIS SECTION 12.5, SELLER AGREES AND DOES HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, SHAREHOLDERS, MEMBERS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, STRICT LIABILITY CLAIMS, DEMANDS, LAWSUITS, JUDGMENTS, ORDERS, FINES, PENALTIES, DAMAGES, EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES), COSTS AND EXPENSES OF ANY NATURE WHATSOEVER, ASSERTED AGAINST, RESULTING TO, IMPOSED UPON OR INCURRED BY THE BUYER, DIRECTLY OR INDIRECTLY, BY REASON OF OR RESULTING FROM (A) ANY BREACH BY SELLER OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN ARTICLE 4, OR (B) OWNERSHIP OF THE ASSETS PRIOR TO THE EFFECTIVE TIME (collectively, “Buyer Claims”), PROVIDED THAT ALL OF THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND SELLER’S ACCOUNTABILITY FOR PERIODS PRIOR TO THE EFFECTIVE TIME SHALL TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT TWO (2) YEARS FROM THE CLOSING DATE, AND BUYER CLAIMS MUST ARISE AND MUST BE COMMUNICATED IN WRITING TO SELLER PRIOR TO THE EXPIRATION OF TWO (2) YEARS FOLLOWING THE CLOSING DATE.

L. Paragraph 12.6 of the Agreement provides as follows:
12.6 Buyer’s Indemnity. FROM AND AFTER THE CLOSING DATE, AND TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER AGREES, SUBJECT TO SELLER’S LIMITED INDEMNITY AS SET FORTH IN SECTION 12.3 ABOVE, TO INDEMNIFY, DEFEND, AND HOLD HARMLESS SELLER AND SELLER’S DIRECTORS, SHAREHOLDERS, MEMBERS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS , FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, STRICT LIABILITY CLAIMS, DEMANDS, LAWSUITS, JUDGMENTS, ORDERS, FINES, PENALTIES, DAMAGES, EXPENSES (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES), COSTS, ENVIRONMENTAL ASSESSMENT AND CLEAN-UP COSTS AND/OR CAUSES OF ACTION ASSERTED BY ANY PERSON OR ENTITY FOR PERSONAL INJURY OR DEATH, FOR COMPLIANCE WITH REGULATIONS, ORDERS, OR GUIDELINES, OR FOR LOSS OR DAMAGE TO THE PARTIES OR THE ENVIRONMENT (collectively, “Liabilities/Claims”), ARISING FROM OR RELATING TO THE OWNERSHIP, USE, OR OPERATION OF THE ASSETS BY BUYER OR ITS ASSIGNS AFTER CLOSING, OR THE EXPRESS ASSUMPTION OF RESPONSIBILITIES HEREUNDER BY BUYER AT CLOSING CONCERNING THE ASSETS, REGARDLESS OF WHETHER SUCH POST-CLOSING LIABILITIES/CLAIMS ARE CAUSED BY OR ARISE FROM SELLER’S PRE-CLOSING ORDINARY NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), ACTIONS, OR OMISSIONS RELATING TO THE OPERATION, DESIGN, PHYSICAL CONDITION, OR MAINTENANCE STATUS OF THE ASSETS, BUT EXCLUDING SUCH POST-CLOSING LIABILITIES/CLAIMS TO THE EXTENT CAUSED BY THE NEGLIGENCE OF SELLER THAT OCCURS AFTER CLOSING.
M. The Agreement contains references to “Company,” but that term is not defined within the Agreement.
N. The parties desire to amend the Agreement and the First Amendment.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. The Agreement and the First Amendment are amended as follows:
(a) Schedules 4.11, 4.12, 4.17 and 4.19 are attached to the Agreement. Exhibit A is attached to the First Amendment.
(b) Paragraph 2 of the First Amendment is deleted in its entirety and the following is substituted therefore:
Notwithstanding anything herein to the contrary, at Closing of the Agreement, Buyer may elect to forego the above-described amendment to Section 1.2 of the Agreement and to receive all of Seller’s right, title and interest in and to any and all shares of the capital stock (the “GMO Stock”) of G M Oil Properties, Inc., an Oklahoma corporation (“GMO”), being approximately ten percent (10%) of the shares of the capital stock of GMO, consistent with the original Section 1.2(g) and Section 4.22 of the Agreement. Should Buyer so elect, Buyer shall give Seller written notice of such election.

(c) Paragraph 1(c) of the First Amendment is deleted in its entirety and the following is substituted therefor:
(c) Paragraph 2.1 of the Agreement is deleted in its entirety and the following is substituted therefor:
2.1 Purchase Price. The purchase price (the “Purchase Price”) payable by Buyer for the Assets shall be $7,400,000, payable by Buyer at Closing as follows:
(a) Buyer will pay Seller $6,400,000 in cash or other immediately available funds;
(b) Rio Vista will execute and deliver to Moores a Promissory Note in the principal sum of $500,000 in substantially the same form as set forth in Exhibit A (the “Note”), bearing interest at the rate of seven percent (7.0%) per annum. The then outstanding principal amount, together with accrued and unpaid interest thereon, shall become due and payable six (6) months from the date of the Note (the “Maturity Date”). Beginning three (3) months after the date of the Note, through and including the Maturity Date, at the option of Moores in its sole discretion, all or any portion of the then outstanding principal amount of the Note, together with accrued and unpaid interest thereon, may be converted (the “Conversion Option”) into a number of common units of Rio Vista equal to the amount of the then outstanding principal and interest amount to be converted divided by the Conversion Price, as hereinafter defined. The Conversion Option may be exercised on only one (1) occasion and shall expire at 5:00 p.m. Central time on the Maturity Date if not previously exercised. For purposes of this Agreement, “Conversion Price” shall mean ninety percent (90%) of the average closing price of the common units of Rio Vista as reported by the NASDAQ Stock Market for the ten (10) trading day period consisting of the five (5) consecutive trading days ending on and including the date of exercise of the Conversion Option and the five (5) consecutive trading days immediately following the date of exercise of the Conversion Option.
(c) Buyer will deliver to the Seller or its assigns forty-five thousand nine hundred nine-eighty (45,998) common units of Rio Vista (the “Purchase Price Units”) provided any such assign executes a representation certificate consistent with Paragraph 11.6 (b). Rio Vista will utilize its best efforts to register said units in accordance with Section 11.6 of this Agreement. Part or all of the Purchase Price Units shall be used by Seller to pay in full that certain promissory note payable by Seller to Moores which is the MV Pipeline Company debt owed to Moores.

(d) Paragraph 4.23 of the Agreement is deleted in its entirety and the following is substituted therefor:
4.23 Capital Structure of MV.
(a) The authorized capital stock of MV consists of 50,000 common shares of MV Stock, par value $.001 per share.
(b) There are issued and outstanding 50,000 common shares of MV Stock. No shares of MV Stock are held by MV as treasury stock.
(c) Approximately 66.66% of the outstanding common shares of MV Stock are owned by Seller. Except as set forth in (b) above there are outstanding (i) no shares of capital stock or other voting securities of MV, (ii) no securities of MV or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of MV, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Seller is a party or by which it is bound obligating Seller or MV to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of MV (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of MV) or obligating Seller or MV to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.
(d) All outstanding shares of MV capital stock are validly issued, fully paid and nonassessable and not subject to any preemptive right.
(e) There is no stockholder agreement, voting trust or other agreement or understanding to which Seller or Shareholder is a party or by which it is bound relating to the voting or transfer of any shares of the capital stock of MV.
(e) Paragraph 9.1 of the Agreement is deleted in its entirety and the following is substituted therefor:
9.1 Termination. This Agreement may be terminated in accordance with the following provisions:
(a) by Seller if the conditions set forth in Section 8.1 are not satisfied through no fault of Seller or are not waived by Seller as of the Closing Date;
(b) by Buyer if the conditions set forth in Section 8.2 are not satisfied through no fault of Buyer or are not waived by Buyer as of the Closing Date or if Buyer determines for any reason that it is unfeasible to proceed with the transactions contemplated by this Agreement; or
(c) by Seller or Buyer if, through no fault of the other party, the Closing does not occur on or before one of the dates specified in Section 10.1.

In the event of the termination of this Agreement pursuant to this Section 9.1, this Agreement shall become void, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from such party’s breach of this Agreement and except for the forfeiture of the Deposit(s) as provided in Section 10.1.
(f) Paragraph 11.1(b) of the Agreement is deleted in its entirety and the following is substituted therefor:
b) Buyer Adjustments. The Final Settlement Statement shall incorporate the following adjustments in favor of Buyer:
(i) All proceeds received by Seller (net of applicable Taxes and royalties) after the Effective Time which are attributable, in accordance with GAAP, to production from the Assets during the period from and after the Effective Time; and
(ii) All capital costs, expenses, and any Taxes allocable to Seller and that are attributable to the Assets for periods prior to the Effective Date.
(g) Paragraph 11.6 of the Agreement is deleted in its entirety and the following is substituted therefor:
11.6 Securities Law Compliance; Registration of Purchase Price Units.
(a) Knowledge Respecting Buyer. Seller and Shareholder represent and acknowledge that (a) they are sophisticated investors with knowledge and experience in business and financial matters, know, or have had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Rio Vista which they deem relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and are able to bear the economic risk and lack of liquidity inherent in holding the Purchase Price Units and (b) they have accessed copies of all Forms 10-K, 10-Q and 8-K, and all proxy statements, filed by Rio Vista and available at www.sec.gov. Without limiting the foregoing, Seller and Shareholder understand and acknowledge that neither Rio Vista nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Rio Vista or the future conduct of Rio Vista’s business, and Seller and Shareholder have not relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Rio Vista.

(b) Status of Units to be Issued. Seller agrees, acknowledges and confirms that it has been advised and understands as follows:
(i) Seller is acquiring the Purchase Price Units to be issued to it for its own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for Seller (which opinion shall be satisfactory in form and substance to Rio Vista), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities or “blue sky” laws. Seller acknowledges the Purchase Price Units are “restricted securities” within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.
(ii) There shall be endorsed on the certificates evidencing the Purchase Price Units delivered at Closing a legend substantially similar to the following:
THE UNITS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”‘) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE “RESTRICTED SECURITIES” AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT. THE UNITS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE UNITS UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE UNITS, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS.

(iii) Except under certain limited circumstances, the above restrictions on the transfer of the Purchase Price Units will also apply to any and all Common Units or other securities issued or otherwise acquired with respect to such units, including, without limitation, securities issued or acquired as a result of any dividend, split or exchange or any distribution of securities pursuant to any corporate reorganization, reclassification or similar event.
(iv) Rio Vista and its transfer agent may refuse to effect a transfer of any of the Purchase Price Units by the Seller or any of their successors, personal representatives or assigns otherwise than as contemplated hereby in this Agreement.
(c) Registration of Purchase Price Units. Rio Vista will use commercially reasonable efforts to file at its own expense with the Securities and Exchange Commission (“SEC”), within ninety (90) days following the Closing, a registration statement on Form S-3 or, if Form S-3 is unavailable, on any other appropriate form (the “Registration Statement”) with respect to the resale of the Purchase Price Units and any Additional Units (as defined below) and to have the Registration Statement declared effective as soon as practicable thereafter. Rio Vista will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until two (2) years following the Closing or until the resale of all Purchase Price Units (and any Additional Units) pursuant to the Registration Statement, whichever first occurs. Seller (or its designee for the Purchase Price Units as identified in Schedule 1) shall also have piggy back rights to participate on a para parsu basis in any additional S-3 filing Rio Vista pursues post-closing until all Purchase Price Units are registered.
(i) Amendments. Rio Vista shall also at its own expense: (i) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act; (ii) promptly furnish to the holders of Purchase Price Units (and any Additional Units) such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the Purchase Price Units (and any Additional Units) covered by the Registration Statement; and (iii) use reasonable efforts to register and qualify the Purchase Price Units (and any Additional Units) under the securities laws of such states as the holders of Purchase Price Units (and any Additional Units) may reasonably request; provided, however, that Rio Vista shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.

(ii) Indemnification. Rio Vista and the holders of the Purchase Price Units (and any Additional Units) agree to indemnify each other, to the extent permitted by law, against all damages suffered by the other as a result of (i) any untrue or alleged untrue statement of material fact made by the party and contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto); or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d) Cooperation by Seller. The Seller will cooperate with Rio Vista as reasonably requested by Rio Vista in connection with the preparation and filing of any Registration Statement. The Seller will furnish to Rio Vista such information regarding itself, the common units held by it, and the intended method of disposition of such common units as shall be reasonably required to cause the effectiveness of the Registration Statement and will execute and deliver such documents in connection with the Registration Statement as Rio Vista may reasonably request. The Seller will, upon receipt of notice from Rio Vista of any event requiring suspension of the use of the prospectus included as part of the Registration Statement, immediately discontinue disposition of common units pursuant to the Registration Statement until Seller’s receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required. The Seller covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act of 1933 as applicable to it or comply with the provisions of an exemption from such prospectus delivery requirements in connection with sales of common units pursuant to the Registration Statement.
(e) Upon Shareholder’s timely exercise of his option to convert the Promissory Note set forth in Section 2.1(b), as a precondition to his right to convert, Shareholder shall execute a representation consistent with Section 11.6.(b).
(h) Paragraph 12.2 of the Agreement is deleted in its entirety and the following is substituted therefor:
12.2 Assumption of Contracts. The sale of the Assets is and will be made subject to the Material Agreements to which the Assets are presently subject. Buyer shall assume and be responsible for all obligations accruing under the Material Agreements relating solely to periods at or after the Effective Time.

(i) Paragraph 12.5 of the Agreement is deleted in its entirety and the following is substituted therefore:
12.5 Seller’s Limited Indemnity. SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS OF THIS SECTION 12.5, SELLER AGREES AND DOES HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, SHAREHOLDERS, MEMBERS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, STRICT LIABILITY CLAIMS, DEMANDS, LAWSUITS, JUDGMENTS, ORDERS, FINES, PENALTIES, DAMAGES, EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES), COSTS AND EXPENSES OF ANY NATURE WHATSOEVER, ASSERTED AGAINST, RESULTING TO, IMPOSED UPON OR INCURRED BY THE BUYER, DIRECTLY OR INDIRECTLY, BY REASON OF OR RESULTING FROM (A) ANY BREACH BY SELLER OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN ARTICLE 4, OR (B) OWNERSHIP OF THE ASSETS PRIOR TO THE EFFECTIVE TIME (collectively, “Buyer Claims”), PROVIDED THAT ALL OF THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND SELLER’S ACCOUNTABILITY FOR PERIODS PRIOR TO THE EFFECTIVE TIME SHALL TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT SIX (6) MONTHS FROM THE CLOSING DATE, AND BUYER CLAIMS MUST ARISE AND MUST BE COMMUNICATED IN WRITING TO SELLER PRIOR TO THE EXPIRATION OF SIX (6) MONTHS FOLLOWING THE CLOSING DATE.
(j) Paragraph 12.6 of the Agreement is deleted in its entirety and the following is substituted therefor:
12.6 Buyer’s Indemnity. FROM AND AFTER THE CLOSING DATE, AND TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER AGREES, SUBJECT TO SELLER’S LIMITED INDEMNITY AS SET FORTH IN SECTION 12.5 ABOVE, TO INDEMNIFY, DEFEND, AND HOLD HARMLESS SELLER AND SELLER’S DIRECTORS, SHAREHOLDERS, MEMBERS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS , FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, STRICT LIABILITY CLAIMS, DEMANDS, LAWSUITS, JUDGMENTS, ORDERS, FINES, PENALTIES, DAMAGES, EXPENSES (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES), COSTS, ENVIRONMENTAL ASSESSMENT AND CLEAN-UP COSTS AND/OR CAUSES OF ACTION ASSERTED BY ANY PERSON OR ENTITY FOR PERSONAL INJURY OR DEATH, FOR COMPLIANCE WITH REGULATIONS, ORDERS, OR GUIDELINES, OR FOR LOSS OR DAMAGE TO THE PARTIES OR THE ENVIRONMENT (collectively, “Liabilities/Claims”), ARISING FROM OR RELATING TO THE OWNERSHIP, USE, OR OPERATION OF THE ASSETS BY BUYER OR ITS ASSIGNS AFTER CLOSING, OR THE EXPRESS ASSUMPTION OF RESPONSIBILITIES HEREUNDER BY BUYER AT CLOSING CONCERNING THE ASSETS, REGARDLESS OF WHETHER SUCH POST-CLOSING LIABILITIES/CLAIMS ARE CAUSED BY OR ARISE FROM SELLER’S PRE-CLOSING ORDINARY NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), ACTIONS, OR OMISSIONS RELATING TO THE OPERATION, DESIGN, PHYSICAL CONDITION, OR MAINTENANCE STATUS OF THE ASSETS, BUT EXCLUDING SUCH POST-CLOSING LIABILITIES/CLAIMS TO THE EXTENT CAUSED BY THE NEGLIGENCE OF SELLER THAT OCCURS AFTER CLOSING.

(k) Within the Agreement, “Company” shall mean Penny Petroleum Corporation.
2. Capitalized terms not otherwise defined in this Second Amendment shall have the meanings given to such terms in the Agreement.
3. As modified by this Amendment, the Agreement and the First Amendment are in full force and effect.
4. This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
5. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.
6. This Second Amendment may be signed in counterparts and may be delivered by facsimile, and each counterpart and facsimile will be considered an original, but all of which, when taken together, shall constitute one instrument.
Signature page to follow.

Buyer Rio Vista Penny LLC

By:	/s/ Ian Bothwell
Ian Bothwell, Manager

Rio Vista Rio Vista Energy Partners, L.P.
By:	Rio Vista GP LLC, General Partner.

By:	/s/ Ian Bothwell
Ian Bothwell, Acting CEO

Seller PENNY PETROLEUM CORP. an Oklahoma corporation

By:	/s/ Gary Moores
Gary Moores, President

Shareholder

/s/ Gary Moores
Gary Moores